POWER OF ATTORNEY

Know all by these presents, that the
undersigned hereby constitutes and appoints each of Joe Mansueto, Martha Dustin Boudos,
Rachel Felsenthal, Heidi Miller, Richard
Robbins, and D. Scott Schilling, signing singly, the undersigneds true and lawful attorney-in-fact to:

1.	Execute for and on behalf of the
undersigned, in the undersigneds capacity as an officer and/or director of Morningstar, Inc. (Morningstar), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder;

2.	Do and perform any and all acts for
and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto and timely file such form with the United States Securities and Exchange
Commission and any national quotation
system, national securities exchange, stock exchange or similar authority; and

3.	Take any other action of any type
whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Morningstar assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange
Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by Morningstar, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of this 24th day of May, 2006.

/s/ Timothy K. Armour
Signature

Timothy K. Armour
Print Name